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                                                                    Exhibit 23.2


                           Independent Auditors' Consent

The Board of Directors

Adams Golf, Inc. and subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial Information" and "Experts" in the prospectus.



                                            KPMG PEAT MARWICK LLP

Dallas, Texas
July 6, 1998